UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amended

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  July 5, 2006

TORA TECHNOLOGIES INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
205 - 1990 East Kent Avenue, Vancouver, British Columbia		V5P 4X5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 604-306-2525

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)	On July 5, 2006, Manning Elliott LLP (“Manning Elliott”) resigned as the independent accountants of Tora Technologies Inc.

(ii)
The report of Manning Elliott on the financial statements for the two fiscal years ended December 31, 2005 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. The report of Manning Elliot on the financial statements for the fiscal year ended December 31, 2005 and for the fiscal year ended December 31, 2004 contained an explanatory paragraph related to substantial doubt about the Company's ability to continue as a going concern.

(iii)	Tora's Board of Directors did not recommend the decision to change independent accountants.

(iv)
In connection with its audits for fiscal years December 31, 2005 and 2004, and through July 5, 2006, there have been no disagreements with Manning Elliot on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

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(b)	New independent accountants

Tora Technologies Inc. engaged Mendoza Berger Company, L.L.P. as its new independent accountants as of July 28, 2006. During the two fiscal years ended December 31, 2005 and 2004 and through July 28, 2006, the Company has not consulted with Mendoza Berger regarding either:

1.
The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Tora’s financial statements, and neither a written report was provided to Mendoza Berger nor oral advice was provided that Mendoza Berger concluded was an important factor considered by Tora in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv) of Regulation S-B.

Item 9. Financial Statements and Exhibits.

Exhibit	Description
16
Letter to Securities and Exchange Commission dated July 6, 2006 from Manning Elliott LLP regarding change in certifying accountant, filed as an attached exhibit to Tora’s Form 8-K (Current Report) filed July 7, 2006, and incorporated herein by reference.
Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tora Technologies Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

TORA TECHNOLOGIES INC.

By: /s/ Ralph Biggar
Dated: August 3, 2006               Ralph Biggar - CEO & President

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